Exhibit 10.7

SunTrust Banks, Inc.
Deferral Plan Committee
December 31, 2002

Amendment Number Two to the
SunTrust Banks, Inc. 401(k) Excess Plan
Amended and Restated as of July 1, 1999

          WHEREAS, SunTrust Banks, Inc. (the “Corporation”) has adopted and currently sponsors the SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999 (the “Excess Plan”) and subsequently amended; and

          WHEREAS, the Compensation Committee of the Corporation’s Board of Directors has sole discretionary authority pursuant to Section 8.1 of the Excess Plan for the operation, interpretation and administration of the Excess Plan and is authorized and empowered pursuant to Section 9.8 to amend or terminate the Excess Plan; and

          WHEREAS, the Compensation Committee pursuant to paragraph 8.1.5 of the Excess Plan has delegated authority to the Deferral Plan Committee serving under the SunTrust Banks, Inc. Deferred Compensation Plan from time to time to handle the day-to-day administration of the Excess Plan and to make such determinations and to adopt such forms and rules and regulations as the Deferral Plan Committee may deem necessary or appropriate to carry out the administrative duties of the Compensation Committee; and

          WHEREAS, the Deferral Plan Committee has determined that the Excess Plan should be amended to reflect certain benefit changes occurring in 2003.

          NOW THEREFORE, BE IT RESOLVED That Amendment Number Two to the Excess Plan, as set forth in the attached Exhibit 1, is adopted effective January 1, 2003.

          IN WITNESS WHEREOF, the Deferral Plan Committee has caused this Amendment Number Two to be executed by its duly authorized member.

          EXECUTED this 31st  day of December, 2002.

DEFERRAL PLAN COMMITTEE		ATTEST

By:	/s/ MARY S. HARRELL	By:	/s/ JEAN AZURMENDI

Title:	First Vice President	Title:	Vice President

Exhibit 1

AMENDMENT NUMBER TWO TO THE
SUNTRUST BANKS, INC. 401(k) EXCESS PLAN
AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1999

          The SunTrust Banks, Inc. 401(k) Excess Plan, as amended and restated effective July 1, 1999, and subsequently amended, is further amended as set forth below, effective as of January 1, 2003.

The introductory paragraph of paragraph 2.1 is amended to read as follows to reflect a change in the deferral rate for the Excess Plan:

2.1

Election.  An Eligible Employee who wishes to become a Participant in this Excess Plan must file an initial Deferral Election Form on or before the Election Date, designating the amount of elective contribution to be made to his Account for the Plan Year, which shall be expressed as a whole percentage of his Eligible Compensation (between one percent (1%) and twenty percent (20%) unless otherwise announced by the Compensation Committee).  If an Eligible Employee fails to designate a contribution rate, his contribution rate hereunder shall be the same rate he has elected under the 401(k) Plan as of the Election Date.